EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-258962) filed by Enterprise Financial Services Corp of our report dated June 26, 2024, relating to the financial statements and supplemental schedule of the EFSC Incentive Savings Plan which appears in this Form 11-K.

/s/ Armanino, LLP

St. Louis, Missouri
June 26, 2024